UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):   June 28, 2011 (June 17, 2011)
AXIOM GOLD AND SILVER CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53232	27-0686445
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1846 E. Innovation Park Dr.
Oro Valley, AZ 85755
(Address of principal executive offices) (Zip Code)

(520) 318-5595
Company’s telephone number, including area code

 (Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 5.02 hereof is incorporated by reference into this Item 3.02.  Axiom Gold and Silver Corp. (the “Company”) issued the options to acquire common shares of the Company in reliance on exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended.  This issuance qualified for exemption from registration because, among other things, the issuance did not involve a public offering, the recipient had access to information about the Company and the investment, the recipient took the securities for investment and not resale, and the Company took appropriate measures to restrict the transfer of the securities.

ITEM 5.02    DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 17, 2011, the Company appointed Mr. Roman Friedrich III as director.  In connection with the appointment, Mr Friedrich entered into the Company’s standard form of Indemnification Agreement. Pursuant to this agreement, subject to the exceptions and limitations provided therein, the Company has agreed to hold harmless and indemnify Mr Friedrich to the fullest extent permitted by law against any and all liabilities and expenses in connection with any proceeding to which such director or officer was, is or becomes a party, arising out of his services as an officer, director, employee, agent or fiduciary of the Company or its subsidiaries. The foregoing description is qualified in its entirety by the full text of the form of Indemnification Agreement.

Mr. Friedrich has been an investment banker and, formerly a commercial banker, to the mining and metals industries for over thirty years. Mr. Friedrich is the founder and President of Roman Friedrich & Company Ltd. (“RFC”), a mining and metals boutique investment bank, which he established in 1997. Mr. Friedrich is a Managing Director, Head of Metals & Mining at McNicoll, Lewis and Vlak LLC since September 2010.  Prior to forming RFC, he was the Managing Director at TD Securities responsible for its global mining M&A business. Early in his career he spent ten years at the Chase Manhattan Bank where among other positions he was Vice President for Latin America, President of Chase Manhattan Canada Limited, and Managing Director responsible for North American investment banking. From 1979 to April 1991 he was a partner at Burns Fry, a Managing Director at First Chicago and a partner at Wood Gundy. In 1991 he was a founding partner of the New York office of Lancaster Financial Corporation (a firm specializing in mergers and acquisitions). TD Securities, a subsidiary of Toronto Dominion Bank, acquired Lancaster in 1994. He left TD in April 1997 to start RFC. Over his career, he has provided numerous companies with advice on acquisitions, mergers and divestitures, as well as providing valuations and fairness opinions to companies in the mining, metals and other industries. His investment banking activities have included the raising of equity and debt capital and the arranging of project finance. In January 1969, he received a B.A. from Rutgers University and attended business school at New York University. Since June 2009, Mr. Friedrich has been on the Board of Directors of Zincore Metals Inc., and since April 2011, he has been on the board of directors of Windstorm Resources Inc. both companies listed on the Toronto Stock Exchange. Since December2003,  he has been on the Board of Trustees of Guggenheim Enhanced Equity Income Fund, Guggenheim Strategic Opportunities Fund, Guggenheim Build America Bond Trust and Guggenheim Enhanced Equity Strategy Fund, all NYSE listed closed end mutual funds. He is also on the Board of Trustees of the family of Guggenheim Investments family of ETFs listed on the NYSE. Mr. Friedrich is a member of the Independent Review Committees and independent Director of the family of Canadian closed end mutual funds and ETFs managed by Claymore Investments Inc. listed on the TSX.

Upon his appointment, Mr. Friedrich received a stock option award in amount of 100,000 options of the Company at a strike price of $0.25 per share.  The options are issued to Mr. Friedrich pursuant to a Stock Option Agreement dated June 17, 2011.  The options vest to Mr Friedrich, immediately.  Additionally, Mr. Friedrich shall receive $1,000 a month as compensation for his services as a director.

The foregoing description of the Indemnification Agreement and the Stock Option Agreement does not purport to be complete and is qualified in its entirety by reference to those agreements.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibit	Description
10.1	Indemnification Agreement (incorporated by reference to Exhibit 10.1 to the current report on Form 8-K filed on October 5, 2011).
10.2	Stock Option Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Axiom Gold and Silver Corp
Dated:  June 28, 2011

By:  /s/ John Larson
Name: John Larson
Title:  Chief Executive Officer